Exhibit 10.9

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the “Third Amendment”), dated as of September 28, 2023, amends the Credit Agreement dated as of November 4, 2020 (as amended to date and hereby, and as the same may be amended from time to time, the “Credit Agreement”) by and between WEYCO GROUP, INC. (the “Borrower”) and ASSOCIATED BANK, NATIONAL ASSOCIATION (the “Bank”).

1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

2. Amendments. The parties hereby agree to amend the Credit Agreement as follows:

(a) The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in their entireties to read as follows:

“Applicable Margin” means 1.25% per annum.

“Term SOFR” means:

(a)           for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and

(b)          for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.

“Termination Date” means the earlier to occur of (a) September 28, 2024, or (b) such other date on which the Commitments terminate pursuant to Section 6 or 13.

(b)          The definition “SOFR Adjustment” is hereby deleted from Section 1.1 of the Credit Agreement.

(c)          Schedule 2.1 to the Credit Agreement is amended and restated in its entirety as set forth on Schedule 2.1 to this Third Amendment.

3.            No Other Changes. Except as expressly amended by this Third Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and shall apply to any Advance or Letter of Credit thereunder.

4.            Conditions Precedent. This Third Amendment shall become effective (the “Effective Date”) on the date that:

(a) the Bank shall have received this Third Amendment, executed by a duly authorized officer or representative of the Borrower;

(b)          the Bank shall have received an amended and restated Revolving Note in form and substance satisfactory to the Bank, executed by a duly authorized officer of representative of the Borrower; and

(c)          the Bank shall have received such additional supporting documents and materials as the Bank may reasonably request on or before the date hereof.

5.            Representations and Warranties. The Borrower hereby certifies that the representations and warranties contained in the Credit Agreement are true and correct as of the date of this Third Amendment (except to the extent stated to relate to a specified earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and that, after giving effect to the amendments set forth herein, no condition, event, act or omission has occurred which, with the giving of notice or passage of time, or both, would constitute an Event of Default under the Credit Agreement.

6.            Reaffirmation. All of the Obligations, as amended by this Third Amendment, shall be secured by the Security Agreement and all other Loan Documents granting the Lender a Lien on the collateral of the Borrower. The Borrower acknowledges and agrees that the Loan Documents are fully enforceable against the Borrower strictly in accordance with their terms, and the Borrower hereby reaffirms each of the Loan Documents and acknowledges and agrees that the Liens created by the Security Agreement and other applicable Loan Documents are valid, effective, properly perfected, and enforceable first-priority Liens, subject only to Permitted Liens. The Borrower hereby reaffirms the grant of all Liens which it has previously granted to the Lender.

7.            Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including, without limitation, all reasonable fees, charges, and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower agrees to pay all reasonable fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Third Amendment and the documents and instruments incidental hereto.

8.            Full Force and Effect. Except as provided herein, all of the terms and conditions set forth in the Credit Agreement, and all additional documents entered into in connection with the Credit Agreement, shall remain unchanged and shall continue in full force and effect as originally set forth.

9.            Binding Effect. This Third Amendment shall be binding upon the parties hereto and their respective successors and assigns.

10.          Miscellaneous.

(a)          This Third Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

(b)          The terms and conditions of this Third Amendment shall be governed by the laws of the State of Wisconsin.

(c)          The headings of any paragraph of this Third Amendment are for convenience only and shall not be used to interpret any provision hereof.

(d)          No modifications hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Credit Agreement as of the date set forth above.

WEYCO GROUP, INC.

By:	/s/ Judy Anderson
Name:	Judy Anderson
Title:	Chief Financial Officer

Signature Page to Third Amendment to Credit Agreement

ASSOCIATED BANK, NATIONAL ASSOCIATION

By:	/s/ Daniel Holzhauer
Name:	Daniel Holzhauer
Title:	Senior Vice President

Signature Page to Third Amendment to Credit Agreement

SCHEDULE 2.1

LENDER COMMITMENTS

	Revolving
Lender	Commitment	LOC Commitment
Associated Bank, National Association	$40,000,000.00	$500,000.00